EXHIBIT 23-(2)
                                                                  --------------





                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of Sonat Inc. for the registration of $100,000,000 of debt securities and to the incorporation by reference therein of our report dated January 19, 1999, with respect to the consolidated financial statements and schedule of Sonat Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                          ERNST & YOUNG LLP


Birmingham, Alabama
July 6, 1999